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                                   EXHIBIT 21

                         LYNCH CORPORATION SUBSIDIARIES


Subsidiary Name                                 State of Organization     Owned by Lynch
---------------                                 ---------------------     --------------
Lynch Systems, Inc.                                 South Dakota              100.0%
     Lynch International Holding Corporation          Delaware                100.0%
     Lynch-AMAV LLC                                   Delaware                100.0%
M-tron Industries, Inc.                               Delaware                100.0%
     M-tron Industries, Ltd.                        South Dakota              100.0%